Exhibit 10.6

ARCH WIRELESS OPERATING COMPANY, INC.

MANAGEMENT LONG-TERM INCENTIVE PLAN

Section 1: Purpose

The purpose of this Arch Wireless Operating Company, Inc. Management Long-Term Incentive Plan (“Plan”) is (i) to attract and retain executives and selected senior management of Arch Wireless Operating Company, Inc. (“AWOCI”), and (ii) to align their interests with interests of the shareholders of Arch Wireless, Inc. (“AWI”).

Section 2: Definitions

2.1      “ACCOUNT” shall mean the account that is established for a Participant pursuant to Section 6.

2.2      “BENEFICIARY” shall mean the person or persons entitled to receive benefits under Section 13.2 upon the Participant’s death.

2.3      “BOARD ” shall mean the Board of Directors of AWI.

2.4      “BONUS” shall mean, with respect to any Participant for any calendar year, the bonus payable to such Participant during such year under the Management Bonus Program.

2.5      “BONUS PAYMENT DATE” shall mean the date each calendar year on which Bonus payments are payable under the Management Bonus Plan with respect to the prior calendar year

2.6      “CAUSE” shall mean (i) the Participant’s continued failure, as determined in the discretion of AWOCI, to substantially perform his reasonable assigned duties in the capacity employed (other than as a result of incapacity due to physical or mental condition), or (ii) the Participant’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to AWOCI or any Parent or Subsidiary of AWOCI or conviction of a felony.

2.7      “CHANGE IN CONTROL” shall have the meaning set forth on Schedule 1 attached hereto and incorporated herein by reference

2.8      “CLOSING PRICE” shall mean the closing or last reported price on any date of a share of Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market, any “national securities exchange” registered with the SEC under Section 6(a) of the Securities Exchange Act of 1934 (“National Securities Exchange”) or the over-the-counter electronic bulletin board.

2.9      “COMMITTEE” shall mean the Compensation Committee of the Board (or such other committee as designated by the Board).

2.10     “COMMON STOCK” shall mean the Class A Common Stock of AWI until such time, if any, as the Class A Common Stock shall have been converted into Common Stock of AWI pursuant to AWI’s certificate of incorporation, as amended from time to time, and shall thereafter mean the Common Stock of AWI.

2.11     “FAIR MARKET VALUE” of a share of Common Stock shall be determined as of any date on which such shares are to be valued under the Plan and shall mean, (i) for any period during which the Common Stock is traded on the Nasdaq National Market, the Nasdaq SmallCap Market, any National Securities Exchange or the over-the counter electronic bulletin board, the average Closing Price per share of Common Stock for 10 trading days prior to such valuation date, or (ii) during any period in which the Common Stock is not traded on any of the securities exchanges or markets described in the preceding clause (i), the fair market value per share of Common Stock as determined in good faith by the Board.

2.12     “INVOLUNTARY TERMINATION” shall mean the termination, by AWOCI or AWI, of a Participant’s employment with AWOCI and all of its Parents and Subsidiaries.

2.13     “MANAGEMENT BONUS PLAN” is the annual incentive plan maintained by AWOCI or AWI under which the Participant earns the Bonus paid on the Bonus Payment Date, as it may be amended from time to time, or any annual incentive plan which supersedes it unless AWOCI or the Board explicitly provides otherwise.

2.14     “PARENT” means any entity that owns, directly or indirectly, a majority of the outstanding voting securities entitled to vote generally in the election of directors of AWOCI.

2.15     “PARTICIPANT” shall mean any employee of AWOCI who has been designated for participation in the Plan by the Committee or the Board, either by name or employee classification.

2.16     “RESTRICTED UNIT” shall mean a Unit credited to a Participant’s Account pursuant to Section 6 that has not yet become vested in accordance with the provisions of Section 8.

2.17     “SUBSIDIARY” of AWOCI means any entity of which a majority of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors is owned, directly or indirectly, by AWOCI.

2.18     “UNIT” shall mean a unit of measurement which is equivalent in value, on the date the units are credited to a Participant’s Account, to one share of Common Stock, and as such value increases and decreases over time as described herein; provided, however, that such Unit includes none of the attendant rights of an owner of such Common Stock, including, without limitation, voting rights.

2.19     “VESTED UNIT” shall mean a Unit credited to a Participant’s Account pursuant to Section 6 that has become vested in accordance with the provisions of Section 8.

Section 3: Effective Date and Term.

The Plan shall be effective upon its approval by the Board, unless otherwise provided in such approval. The Plan shall remain in effect until terminated by the Board.

Section 4: Administration.

4.1       The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and with power and authority to interpret and apply the provisions hereof as well as any rules, which it may adopt.

4.2      The Committee may appoint other individuals, firms or organizations to act as agents of the Committee or AWOCI and AWI in carrying out administrative duties under the Plan.

4.3      Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under the Plan, shall be final and binding on all parties.

Section 5: Eligibility.

5.1      Any employee of AWOCI who is eligible to participate in the Management Bonus Plan, either at the time the Plan is adopted, or hereafter, shall be eligible to participate in the Plan with respect to the later of (i) the calendar year within which the Plan is adopted, or (ii) the calendar year within which the employee first participates in the Management Bonus Plan.

5.2      Any person who becomes a Participant under Section 5.1 for a calendar year shall continue to be a Participant in the Plan for each subsequent calendar year during the period of his or her employment; provided, however, that any Participant may have his or her participation in the Plan terminated by the Committee (or by the Board in the case of a member of executive management) with respect to any calendar year beginning after such action is taken. Such termination shall mean that no additional Restricted Units shall be credited to the account of the affected participant but previously credited Restricted Units shall continue to become vested and paid in accordance with the terms and conditions of the Plan. Any employee whose participation has been terminated may thereafter be reinstated in the same manner if he or she is a participant in the Management Bonus Plan at the time of such reinstatement.

Section 6: Credits to Accounts.

6.1      AWOCI shall credit Restricted Units to a bookkeeping Account maintained by AWOCI for each Participant as of the Bonus Payment Date.

6.2      The number of Restricted Units credited to a Participant’s Account shall be determined by dividing the Bonus that was paid or payable to the Participant on the Bonus Payment Date during such calendar year by the Fair Market Value of a share of Common Stock on the Bonus Payment Date.

6.3      The value of the Restricted Units credited to the Participant’s Account shall constitute the Participant’s entire benefit under the Plan, subject to forfeiture of Restricted Units that do not vest.

Section 7: Dividends.

7.1      As of the payment date of any dividend, whether cash or otherwise, paid with respect to Common Stock (the “Payment Date”), AWOCI shall credit to each Account additional Units. The number of additional Units shall be determined as follows: (a) the total value of such dividends that would have been paid on such date with respect to such Account if each of the Units was a share of Common Stock shall be calculated, and (b) such total value shall be divided by the Fair Market Value of a share of Common Stock on the Payment Date and the result shall equal the total number of Units to be allocated to that Account.

7.2      The crediting of units in Section 7.1 shall be done separately for those Units in each Account which are Restricted and those which have Vested so that the Units resulting from such dividends shall be vested or restricted in proportion to the vesting of the Units which represent the Common Stock on which such dividends would have been paid. Any unvested Units credited to Accounts under this Section 7 shall vest under Section 8 in accordance with the vesting of those Restricted Units that represent the Common Stock on which the dividends were paid that gave rise to the additional Restricted Units. Payment of the Units allocated to an Account under this Section 7 shall, when vested, be made at the same time and in the same manner as the Vested Units representing the Common Stock on which the dividends were paid which gave rise to such additional Units.

7.3      In allocating Units under this Section 7 or under Section 6, the calculation of the number of Units to be credited based on the Bonus paid to the Participant or the dividends referred to in Section 7.1 shall be carried to the third decimal place.

Section 8: Vesting of Accounts.

8.1      Restricted Units credited to a Participant’s Account shall become fully vested and nonforfeitable on the second anniversary of the Bonus Payment Date on which such Restricted Units were credited to the Participant’s Account; provided that the Participant has been continuously employed by AWOCI or one of its Parents or Subsidiaries throughout such period.

Example: Bonus is earned for the calendar year ending December 31, 2003. Restricted Units are credited to the Participant’s Account on the Bonus Payment Date of March 15, 2004. Restricted Units become fully vested on March 15, 2006.

8.2      If a Participant voluntarily terminates employment with AWOCI and all its Parents and Subsidiaries or is Involuntarily Terminated with Cause, the Participant’s right to payment of the value of any Restricted Units allocated to his Account that have not yet been vested and distributed under the Plan shall be immediately forfeited. There will be no vesting of such Restricted Units under Section 8.4.

8.3      If a Participant’s status as an employee of AWOCI or one of its Parents or Subsidiaries terminates due to (i) death, (ii) disability (as determined by the Committee), (iii) after reaching age 65, or (iv) an Involuntary Termination without Cause, the Participant’s vested interest in the Restricted Units credited to his Account will be determined on the date of such termination based on the schedule set forth in Section 8.4 and Restricted Units which are not vested will be immediately forfeited.

8.4      Restricted Units will be treated as vested in accordance with the following schedule:

8.4.1 Restricted Units credited to a Participant’s Account on any Bonus Payment Date will be 1/3 vested on such Bonus Payment Date and there shall be no vesting prior to said date.

8.4.2 Restricted Units credited to a Participant’s Account under Section 6 on any Bonus Payment Date will be 2/3 vested on the first anniversary of the Bonus Payment Date on which such Restricted Units were credited.

8.4.3 Restricted Units initially credited to a Participant’s Account under Section 6 on any Bonus Payment Date will be fully vested on the second anniversary of the Bonus Payment Date on which such Restricted Units were credited.

Example: If Restricted Units are initially credited to a Participant’s Account on March 15, 2004, such Restricted Units will be 1/3 vested if such Participant terminates employment in accordance with the terms of Section 8.3 on or after March 15, 2004 but prior to March 15, 2005, 2/3 vested if such Participant terminates under Section 8.3 on or after March 15, 2005 and prior to March 15, 2006 and fully vested if the Participant remains employed through March 15, 2006.

8.4.4 In the event of a Change in Control during the term of the Plan, all Restricted Units that have not yet been forfeited will become fully vested as of the date of the Change in Control.

8.5      The Committee or the Board, either of which acts in its sole discretion, may accelerate, to whatever extent it deems appropriate, a Participant’s vested interest in any or all of the Restricted Units credited to the Participant’s Account, if it determines that such action would be consistent with the purposes of the Plan or otherwise in the best interest of AWOCI and its Parents and Subsidiaries.

8.6      Restricted Units that are forfeited will not be allocated to any other Accounts.

Section 9: Payment of Accounts.

9.1      The value of the Vested Units (including any fraction of a Vested Unit) credited to a Participant’s Account shall be determined as of the date of full vesting under Section 8.1 or 8.4.4 or as of the date of any termination of employment under Section 8.3, as applicable. The value shall be determined by multiplying the number of then Vested Units by the Fair Market Value of a share of Common Stock as of such date.

9.2      Payment of the value of the Vested Units shall be made by AWOCI to a Participant (or, in the case of the death of a Participant, to the Participant’s Beneficiary) in a lump sum, in cash, within thirty (30) days after becoming fully vested under Section 8, or in the event of a termination of employment under Section 8.3, within thirty (30) days of such termination.

Section 10: Adjustments.

In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than cash dividends or dividends addressed by Section 7) of AWI assets to shareholders, or any other change affecting shares of Common Stock or the price of shares of Common Stock, such proportionate adjustments, in such manner as the Committee in its sole discretion may deem appropriate, to reflect such change shall be made to each Unit credited to a Participant’s Account under the Plan.

Section 11: Termination or Amendment of the Plan.

The Board may, at any time by resolution, terminate, suspend or amend the Plan. If the Plan is terminated by the Board, no Restricted Units may be credited to a Participant’s Account after the effective date of such termination, but previously credited Restricted Units shall continue to become vested and paid in accordance with the terms and conditions of the Plan

Section 12: Amendment by Committee.

Subject to the provisions of Section 10, the Committee may make such changes in the design and administration of the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to clarify the meaning of any provision, and may also adopt amendments concerning the administration of the Plan if such administrative amendments do not adversely affect the beneficial interest of any Participant.

Section 13: Unfunded Plan.

13.1      Nothing contained in the Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a fiduciary relationship between the AWOCI or any Parent or Subsidiary and Participant, the Participant’s Beneficiary or any other person. The Plan shall be unfunded with respect to AWOCI’s obligation (or that of AWI) to pay any amounts due, and a Participant’s rights to receive any payment with respect to any Account shall be not greater than the rights of an unsecured general creditor of AWOCI or any Parent or Subsidiary.

13.2      AWOCI may establish a Rabbi Trust to fund all or part of the obligations of AWOCI pursuant to the Plan. Payment from the Rabbi Trust of amounts due under the terms of the Plan shall satisfy the obligation of AWOCI to make such payment. In no event shall any Participant be entitled to receive payment of an amount from AWOCI that the Participant received from the Rabbi Trust. Participants shall, at no time, have any rights or entitlement to the Rabbi Trust or the assets in the Rabbi Trust, or any other assets that may be reserved or set aside by the AWOCI for the payment of any benefits hereunder.

13.3      Any benefits not paid by AWOCI will be paid by AWI or any Parent or Subsidiary of AWOCI designated by AWI.

Section 14: Miscellaneous.

14.1      The right to have amounts credited to an Account and the right to receive payment with respect to Vested Units under the Plan are not assignable or transferable (except on death pursuant to Section 14.2) and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant’s creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to the Plan shall be null and void and of no force and effect whatsoever.

14.2      A Participant may designate in a writing delivered to AWOCI or AWI during his life receipt of which is acknowledged by an executive employee of AWOCI or AWI, a Beneficiary or Beneficiaries to receive any distribution under the Plan which becomes payable after the Participant’s death. If at the time any such distribution is due there is no designation of a Beneficiary in force, or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant’s death shall have died prior to the Participant and the Participant has failed to designate a Beneficiary to receive such benefits in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant’s estate.

14.3      Any action to be taken by AWOCI under the terms of the Plan shall be taken by its Board of Directors.

14.4      The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law rules.

14.5      A Participant shall have no rights as a shareholder with respect to a Restricted Unit or a Vested Unit at any time.

14.6      All notices or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, or overnight delivery, addressed to the Participant at the last address contained in the records of AWOCI or AWI or addressed to AWOCI or AWI at their principal offices, as applicable.

I certify that the Plan was adopted by the Board of Directors of Arch Wireless Operating Company, Inc., on [date] and the Board of Directors of Arch Wireless, Inc., on [date].

Dated: [date].

By: ____________________________________

Print: ____________________________________

Title: ____________________________________

Schedule 1

2.7     "CHANGE IN CONTROL" shall mean:

(1) With respect to the Company:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Arch Common Stock”), or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”); provided, however, that for purposes of this subsection 2.7(1)(i), the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Company Common Stock or Company Voting Securities directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Company Merger Combination (as defined in subsection 2.7(1)(iii) below) that meets the Company Ownership Requirement (as defined in subsection 2.7(1)(iii) below); or

(ii)	individuals who, as of the date hereof, constitute the members of the Company Board (the “Company Incumbent Directors”) cease for any reason to constitute at least a majority of the Company (or, if applicable, the Board of Directors of a successor corporation to the Company); provided, however, that any individual becoming a director of the Company subsequent to the date hereof who was nominated or elected by at least a majority of the Company Incumbent Directors at the time of such nomination or election or whose election to the Company Board was recommended or endorsed by at least a majority of the directors who were Company Incumbent Directors at the time of such nomination or election shall be deemed to be Company Incumbent Directors (except that this proviso shall not apply to any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company Board); or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Company Merger Combination”), unless immediately following such Company Merger Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Company Common Stock and Company Voting Securities immediately prior to such Company Merger Combination beneficially own, directly or indirectly, more than 50% of the shares of common stock and the combined voting power of the securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Company Merger Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Company Merger Combination (the “Company Ownership Requirement”); or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; and

(2)	With respect to Arch Wireless Communications, Inc. (“AWCI”), Arch Wireless Holdings, Inc (“AWHI”), MobileMedia Communications, Inc. (“MMCI”) and Arch Wireless Operating Company, Inc. (“AWOC”) (each of AWCI, AWHI, MMCI and AWOC being referred to herein as a “Primary Subsidiary”):

(i)	the acquisition by any Person of beneficial ownership of any capital stock of any Primary Subsidiary if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of such Primary Subsidiary (the “Primary Subsidiary Common Stock”), or (B) the combined voting power of the then-outstanding securities of such Primary Subsidiary entitled to vote generally in the election of directors (the “Primary Subsidiary Voting Securities”); provided, however, that for purposes of this subsection 2.7(2)(i), the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Primary Subsidiary Common Stock or Primary Subsidiary Voting Securities directly from such Primary Subsidiary (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of such Primary Subsidiary, unless the Person exercising, converting or exchanging such security acquired such security directly from such Primary Subsidiary or an underwriter or agent of such Primary Subsidiary), (ii) any acquisition by the Company or any Primary Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Primary Subsidiary or any corporation controlled by the Company or any Primary Subsidiary, (iii) any acquisition by any corporation pursuant to a Primary Subsidiary Merger Combination (as defined in subsection 2.7(2)(iii) below) that meets the Primary Subsidiary Ownership Requirement (as defined in subsection 2.7(2)(iii) below), or (iv) any acquisition by any Subsidiary of the Company; or

(ii)	individuals who, as of the date hereof, constitute the members of the Board of Directors of any Primary Subsidiary (the “Primary Subsidiary Incumbent Directors”) cease for any reason to constitute at least a majority of such Primary Subsidiary Board of Directors (or, if applicable, the Board of Directors of a successor corporation to such Primary Subsidiary); provided, however, that any individual becoming a director of such Primary Subsidiary subsequent to the date hereof who was nominated or elected by at least a majority of such Primary Subsidiary Incumbent Directors at the time of such nomination or election or whose election to such Primary Subsidiary Board of Directors was recommended or endorsed by at least a majority of the directors who were such Primary Subsidiary Incumbent Directors at the time of such nomination or election shall be deemed to be such Primary Subsidiary Incumbent Directors (except that this proviso shall not apply to any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such Primary Subsidiary Board of Directors); or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving any Primary Subsidiary or a sale or other disposition of all or substantially all of the assets of any Primary Subsidiary (a “Primary Subsidiary Merger Combination”), unless immediately following such Primary Subsidiary Merger Combination, all or substantially all of the individuals and entities who were the beneficial owners of such Primary Subsidiary Common Stock and such Primary Subsidiary Voting Securities immediately prior to such Primary Subsidiary Merger Combination beneficially own, directly or indirectly, more than 50% of the shares of common stock and the combined voting power of the securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Primary Subsidiary Merger Combination (which shall include, without limitation, a corporation which as a result of such transaction owns such Primary Subsidiary or substantially all of such Primary Subsidiary’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Primary Subsidiary Merger Combination (the “Primary Subsidiary Ownership Requirement”); or

(iv)	approval by the shareholders of any Primary Subsidiary of a complete liquidation or dissolution of such Primary Subsidiary.

(3)	Notwithstanding the foregoing, none of the following shall be deemed a Change in Control hereunder: (i) a merger of any Primary Subsidiary into the Company or any other Primary Subsidiary in which the separate existence of such Primary Subsidiary ceases and no issuance, conversion, exchange or reclassification of the Company or such other Primary Subsidiary capital stock resulting in the increased ownership of such Primary Subsidiary Common Stock or such Primary Subsidiary Voting Securities by any Person other than the Company or any Subsidiary of the Company occurs as a result of or in connection with such merger, (ii) a merger of the Company into such Primary Subsidiary or liquidation of the Company in which the separate existence of the Company ceases and the individuals and entities who were the beneficial owners of the Company Common Stock and Company Voting Securities outstanding immediately prior to such merger or consolidation beneficially own, directly or indirectly, the shares of such Primary Subsidiary Common Stock and such Primary Subsidiary Voting Securities, respectively, in substantially the same proportions as their ownership of the Company Common Stock and Company Voting Securities, respectively, immediately prior to such merger and (iii) a merger of any other Primary Subsidiary into such Primary Subsidiary or liquidation of such other Primary Subsidiary in which the separate existence of such other Primary Subsidiary ceases and the individuals and entities who were the beneficial owners of such other Primary Subsidiary Common Stock and such other Primary Subsidiary Voting Securities outstanding immediately prior to such merger or consolidation beneficially own, directly or indirectly, the shares of such Primary Subsidiary Common Stock and such Primary Subsidiary Voting Securities, respectively, in substantially the same proportions as their ownership of such other Primary Subsidiary Common Stock and such other Primary Subsidiary Voting Securities, respectively, immediately prior to such merger.

Schedule 2

Participants

The following employees shall be eligible to participate in the Arch Wireless Operating Company, Inc. Long-term Incentive Plan as of the adoption of the Plan:

        Any employee of AWOCI who receives a Bonus under the Management Bonus Plan